UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 31, 2005

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 31, 2005, Innovative Communication Corporation ("ICC") paid only a portion of the regularly scheduled total debt service payment due on that date to Rural Telephone Finance Cooperative ("RTFC"), a consolidated affiliate of National Rural Utilities Cooperative Finance Corporation ("CFC").  In November 2004, RTFC applied the 2004 patronage capital allocation to ICC as an offset against the outstanding principal balance of the loans to ICC.  ICC contends that RTFC does not have the right to take such offset.  ICC reduced the amount of the January 31, 2005 payment to RTFC by the amount of the patronage capital offset taken by RTFC in November 2004.  By not making the full payment due on January 31, 2005, ICC has breached the payment stipulation agreement entered into in August 2004 in addition to the other defaults described in previous documents filed with the Securities and Exchange Commission by CFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: February 4, 2005